                                                                      Exhibit 21

                         Subsidiaries of the Registrant

                         ------------------------------


                                                                       Percentage
                                                                       of Voting
                                                                       Securities
                                                       State of        Owned By
                                                     Incorporation     Registrant
                                                     -------------     ----------

    Compupower Corporation                              Delaware            100%

    Value Line Securities, Inc.                         New York            100%

    The Vanderbilt Advertising Agency, Inc.             New York            100%

    Value Line Publishing, Inc.                         New York            100%

    Value Line Distribution Center, Inc.                New Jersey          100%







                                                                              42